UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2010

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Oficina 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1040
 (Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and any exhibits contain “forward-looking statements.”  All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to, our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic conditions; political stability; and lithium prices.  For further information about the risks we face, see “Risk Factors” in Item 8.01 of our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 14, 2010.

Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement.

As of August 3, 2010, we entered into a Stock Purchase Agreement (the “SPA”) with  Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (“PR Partnership” and, together with Fund A and Fund B, “Sellers”), pursuant to which we acquired all of the outstanding share capital of Alfredo Holdings, Ltd. (“Alfredo”).  Alfredo, through its Chilean subsidiary (“PRMC”), has an option to purchase mining concessions with respect to approximately 6,669 acres of mining tenements near Pozo Almonte, Chile (the “Alfredo Property”) pursuant to an Option to Purchase Agreement between PRMC and Sociedad Contractual Minera La Fortaleza, dated as of June 6, 2008, as amended to date (the “OPA”).

We do not expect to extract any lithium from the Alfredo Property.  Provided that we successfully develop the Alfredo Property, we expect it to produce saleable iodine and (aided by the potassium we expect to generate from our prospective lithium brine properties) nitrate products.  In addition, we believe sodium sulfate that we may extract from the Alfredo Property will be useful as a raw material employed in our lithium carbonate projects.

Pursuant to the SPA, we issued an aggregate of 10,000,000 shares of our common stock (the “Purchase Price Shares”) to Sellers and their designees.  The 8,800,000 Purchase Price Shares that we issued directly to Sellers are subject to an 18 month lock-up period pursuant to the SPA.  If and when the following milestones are achieved with respect to a mine that we may dig on the Alfredo Property to recover iodine or nitrate (the “Alfredo Mine”), the SPA requires us to make the following additional payments to the Sellers:

•	$1,000,000 upon our Board of Directors’ resolution to commence final engineering and design of the Alfredo Mine;

•	A further $2,000,000 upon our Board of Directors’ resolution to commence construction of the Alfredo Mine; and

•	A further $2,500,000 upon commencement of commercial production from the Alfredo Mine (meaning production at a rate of 75% of design capacity for 3 months).

Sellers have the right to take any or all of the above milestone payments in shares of our common stock instead of cash, valued at the greater of (i) $0.25 per share and (ii) the average of the closing price for our common stock on the 30 trading days immediately preceding the relevant payment date.  We are under no obligation to achieve or pursue any of the milestones.

The SPA provides Sellers with the right to designate one or more persons to be nominated for election to our Board of Directors so long as Sellers hold at least 10% of our outstanding common stock.  The number of such nominees that Sellers may designate will be the greater of (i) one and (ii) a portion of our full Board that is proportional to Sellers’ ownership of our outstanding common stock (rounding down).  As of the date of this Current Report, Sellers have not yet designated any persons for nomination to our Board or Directors.

The SPA provides Sellers with preemptive rights in certain future financing transactions by us, provided that Sellers still own at least 50% of the Purchase Price Shares.  Such preemptive rights are subject to customary exceptions, and generally give Sellers the right to purchase up to 25% of the securities that we sell in any offering to which they apply.

The SPA also grants Sellers two interrelated options to purchase additional shares of our common stock.

•
First, within 60 days of closing under the SPA, Sellers may purchase between $2,500,000 and $10,000,000 of Units (as defined below) at a price of $25,000 per Unit.  Each “Unit” consists of (i) 100,000 shares of our common stock; and (ii) five-year warrants to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share.

•
Second, upon our completion of Canadian National Instrument 43-101 Inferred Resource Reports on the Alfredo Property and on at least one lithium property in Argentina, Sellers will have the right to subscribe for shares of our common stock having an aggregate purchase price of at least $2,500,000 if the first option was not exercised, and in any event not less than $1,000,000, up to a maximum of $10,000,000 less any amounts subscribed for pursuant to the first option.  If Sellers exercise this second option, then Sellers will pay a price per share equal to the greater of (i) $0.25 per share, and (ii) the thirty day volume-weighted average price of our common stock on its principal market at the time we notify Sellers of our having completed the relevant 43-101 Inferred Resources Reports.

The Alfredo Property

The OPA gives PRMC the option to acquire 100% of the six mining concessions constituting the Alfredo Property.  Under the OPA, PRMC must make periodic payments aggregating $360,000 between now and year end 2010 (including $80,000 that is currently due) in order to maintain its option rights.  Then, in order to exercise the option and purchase the Alfredo Property, PRMC must pay the option exercise price of $4,860,000 by March 30, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the acquisition of Alfredo in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As of August 3, 2010, we issued the 10,000,000 Purchase Price Shares to the Sellers and their designees pursuant to the SPA.  The Purchase Price Shares were issued as consideration for all of the outstanding share capital of Alfredo, pursuant to the SPA.  The description of the SPA and our acquisition of Alfredo in Item 1.01 above is incorporated herein by reference.

Our issuance of the Purchase Price Shares was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The recipients of the Purchase Price Shares represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All such persons represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in our common stock and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the us.

Item 8.01	Other Events.

We have recently completed our due diligence on the Rincon South Lithium Project, covering approximately 4,250 acres on the southern portion of the Salar de Rincón, and have concluded that the property does not meet our deposit criteria.  Accordingly, we have terminated discussions related to the acquisition of such project, which we had announced in our press release dated February 26, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are being filed with this Report.

In reviewing the agreements included as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number		Description

10.1	*
Stock Purchase Agreement, dated as of August 3, 2010, among Li3 Energy, Inc. and Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A, Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B, and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P.

*           Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: August 9, 2010	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer